Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-20585 and Form S-8 No. 333-03153) pertaining to the Salary Deferral Plan of Ruby Tuesday, Inc. and in the related Prospectus of our report dated June 23, 1999, with respect to the financial statements and supplemental schedules of the Ruby Tuesday Inc. Salary Deferral Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.



                                     /s/ Ernst & Young  LLP

                                     Ernst & Young      LLP
Birmingham, Alabama
June 23, 1999